Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ICE TRADE VAULT, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2011, AT 6:20 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4960384 8100

AUTHENTICATION: 8660726

110349108

DATE: 03-30-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:24 PM 03/28/2011
FILED 06:20 PM 03/28/2011
SRV 110349108 - 4960384 FILE

CERTIFICATE OF FORMATION

OF

ICE TRADE VAULT, LLC

1. The name of the limited liability company is ICE TRADE VAULT, LLC.

2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of ICE TRADE VAULT, LLC this 28th day of March, 2011.

David C. Clifton, Organizer